UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 28, 2005

HEALTH NET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01	Other Events.

On July 28, 2005, Health Net, Inc. (the “Company”) and General Electric Capital Corporation (“Lessor”) entered into Amendment No. 2 to the Master Lease Financing Agreement dated as of June 30, 2005, as amended by Amendment No. 1 thereto dated as of July 7, 2005 (as amended, the “Lease Agreement”). Under the Lease Agreement, the special termination date for the Lease Agreement was extended from July 28, 2005 to September 20, 2005. The Lease Agreement, now provides that it will terminate in accordance with its terms if, on or before September 20, 2005, the Company has not (1) consummated the full syndication of the $80 million financing arrangement contemplated by the Lease Agreement or (2) repaid in full amounts owed under the Lease Agreement (a “Syndication Default”).

In connection with the extension of the special termination date, the Company amended the Letter of Credit previously issued to the Lessor on July 7, 2005 to extend the expiration date of the Letter of Credit to September 30, 2005. Pursuant to the terms of the Lease Agreement, upon the occurrence of a Syndication Default or a bankruptcy of the Company, Lessor will be entitled to draw on the Letter of Credit in addition to its other remedies under the Lease Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2005	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary